UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                               Amendment No. 1 to
                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2002

                             LASER TECHNOLOGY, INC.
               (Exact name of Registrant as specified in charter)

          DELAWARE                   1-11642                   84-0970494
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)            Identification No.)

                7070 SOUTH TUCSON WAY, ENGLEWOOD, COLORADO 80112
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 649-1000

                                   FORM 8-K/A

Item 5. Other Events

      Following a review of its three quarterly reports on Form 10-Q for the 2002 fiscal year, Laser Technology, Inc. (the "Company") has determined that the weighted average number of outstanding shares set forth in its financial statements inadvertently included treasury shares.

      In calculating earnings per share on the consolidated statements of operations, the weighted average shares outstanding was set forth as 5,710,867 shares in each of the Company's Form 10-Q reports for the periods ended December 31, 2001, March 31, 2002 and June 30, 2002. However, this figure included 224,650 treasury shares, that should have been deducted before presentation. Thus, when the treasury shares are properly subtracted, the weighted average shares outstanding should have been 5,486,217 shares. Because the weighted average number of shares outstanding was overstated, the reported loss per share was understated by approximately 4% for each of the three periods. However, due to rounding of fractions, only the loss per share for the nine months ended
June 30, 2002 was understated.

      The following table sets forth the calculations for earnings per share as reported in the Company's Form 10-Qs for fiscal 2002 using 5,710,867 weighted average shares outstanding, and as they should have appeared if the treasury shares were subtracted, resulting in 5,486,217 weighted average shares outstanding.

                                                              Three Months          Six Months            Nine Months
                                                                  Ended                Ended                 Ended
                                                              Dec. 31, 2001        Mar. 31, 2002         June 30, 2002
                                                            -----------------    -----------------     -----------------
     Earnings Per Share (Loss) As Reported:

          Net Loss                                            $  (110,604)         $   (439,295)         $   (528,076)

          Weighted Average Shares Outstanding                   5,710,867             5,710,867             5,710,867

          Earnings Per Share (to five decimal points)         $  (0.01937)         $   (0.07692)         $   (0.09247)

          Financial Statement Presentation                    $     (0.02)         $      (0.08)         $      (0.09)

     Earnings Per Share (Loss)
     Adjusted for Treasury Shares:

          Net Loss                                            $  (110,604)         $   (439,295)         $   (528,076)

          Weighted Average Shares Outstanding                   5,486,217             5,486,217             5,486,217

          Earnings Per Share (to five decimal points)         $  (0.02016)         $   (0.08007)         $   (0.09626)

          Financial Statement Presentation                    $     (0.02)         $      (0.08)         $      (0.10)

     Difference:

          Earnings Per Share (to five decimal points) (1)     $  (0.00079)         $   (0.00315)         $   (0.00379)

          Percentage Difference (2)                                  4.09%                 4.09%                 4.09%

-------------

      (1) The difference in "Earnings Per Share (to five decimal points)" is calculated by subtracting the "As Reported" earnings per share from the adjusted earnings per share. As the summary demonstrates, the resulting difference is, in all quarters, less than one half of one cent and only affects the rounded financial statement presentation in the third quarter in that the exact calculation is increased to a value greater than $0.095, and is thus rounded up to $0.10 per share.

      (2) The "Percentage Difference" is calculated by dividing the difference in "Earnings Per Share (to five decimal points)" by the "As Reported" earnings per share.

      As depicted in the table above, the actual increase in loss per share for the first three months and first half of fiscal 2002, when adjusted, was $
0.00079 and $ 0.00315, respectively. As a result of rounding the fractional numbers, there is no net change in the adjusted loss per share for theses periods.

      The actual increase in loss per share for the nine months ended June 30, 2002, when adjusted, was $ 0.00379. However, due to rounding, the adjusted loss per share increased to $ 0.10 per share compared to $ 0.09 per share as previously reported. Thus, the Company has determined that due to the $ 0.01 increase in the loss per share caused by the adjustment and rounding of the fractional amount, the financial statements for the period ended June 30, 2002 will be restated. Accordingly, the Company is filing an amended Form 10-Q for the third quarter that will reflect the restated financial statements.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 24, 2002                  LASER TECHNOLOGY, INC.

                                         By:  /S/   ERIC MILLER
                                            ------------------------------------
                                              Eric Miller, President


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